Exhibit 10.1

$600,000,000

BLACKLINE INC.

1.00% CONVERTIBLE SENIOR NOTES DUE 2029

PURCHASE AGREEMENT

May 21, 2024

May 21, 2024

Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

Ladies and Gentlemen:

BlackLine, Inc., a Delaware corporation (the “Company”), proposes to issue and sell to you (the “Initial Purchaser”), $600,000,000 principal amount of its 1.00% Convertible Senior Notes due 2029 (the “Firm Securities”) to be issued pursuant to the provisions of an Indenture to be dated as of May 24, 2024 (the “Indenture”) between the Company and U.S. Bank Trust Company, National Association, as Trustee (the “Trustee”). The Company also proposes to issue and sell to the Initial Purchaser not more than an additional $90,000,000 principal amount of its 1.00% Convertible Senior Notes due 2029 (the “Additional Securities”) if and to the extent that the Initial Purchaser shall have determined to exercise the right to purchase such Additional Securities granted to the Initial Purchaser in Section 2 hereof. The Firm Securities and the Additional Securities are hereinafter collectively referred to as the “Securities”. The Company’s Common Stock, par value $0.01 per share, are hereinafter referred to as the “Common Stock.” The Securities will be convertible into cash, shares of Common Stock (the “Underlying Securities”) or a combination of cash and Underlying Securities, at the Company’s election.

In connection with the offering of the Firm Securities, the Company is separately entering into capped call transactions with one or more counterparties, which may include the Initial Purchaser and/or its affiliates and/or other financial institutions (each, a “Capped Call Counterparty”), in each case pursuant to a capped call confirmation (each, a “Base Capped Call Confirmation”), each dated the date hereof, and in connection with the issuance of any Additional Securities, the Company and each Capped Call Counterparty may enter into additional capped call transactions, in each case, pursuant to an additional capped call confirmation (each, an “Additional Capped Call Confirmation”), each to be dated the date on which the option granted to the Initial Purchaser pursuant to Section 2 hereof to purchase such Additional Securities is exercised (the “Additional Capped Call Confirmations”, and together with the Base Capped Call Confirmations, the “Capped Call Confirmations”).

The Securities and the Underlying Securities will be offered without being registered under the Securities Act of 1933, as amended (the “Securities Act”), to qualified institutional buyers in compliance with the exemption from registration provided by Rule 144A under the Securities Act.

In connection with the sale of the Securities, the Company has prepared a preliminary offering memorandum (the “Preliminary Memorandum”) and will prepare a final offering memorandum (the “Final Memorandum”) including or incorporating by reference a description of the terms of the Securities and the Underlying Securities, the terms of the offering and a description of the Company. For purposes of this Agreement, “Additional Written Offering Communication” means any written communication (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or a solicitation of an offer to buy the Securities other than the Preliminary Memorandum or the Final Memorandum; “Time of Sale Memorandum” means the Preliminary Memorandum together with each Additional Written Offering Communication or other information, if any, each identified in Schedule I hereto under the caption “Time of Sale Memorandum”; and “General Solicitation” means any offer to sell or solicitation of an offer to buy the Securities or the Underlying Securities by any form of general solicitation or advertising (as those terms are used in Regulation D under the Securities Act). As used herein, the terms Preliminary Memorandum, Time of Sale Memorandum and Final Memorandum shall include all documents incorporated by reference therein on the date hereof. The terms “supplement”, “amendment” and “amend” as used herein with respect to the Preliminary Memorandum, the Time of Sale Memorandum, the Final Memorandum or any Additional Written Offering Communication shall include all documents subsequently filed by the Company with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are deemed to be incorporated by reference therein.

1. Representations and Warranties. The Company represents and warrants to, and agrees with, you that:

(a) (i) Each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Preliminary Memorandum, the Time of Sale Memorandum or the Final Memorandum complied or will comply when so filed in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder, (ii) the Time of Sale Memorandum does not, and at the time of each sale of the Securities in connection with the offering when the Final Memorandum is not yet available to prospective purchasers and at the Closing Date (as defined in Section 4), the Time of Sale Memorandum, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (iii) any Additional Written Offering Communication prepared, used or referred to by the Company, when considered together with the Time of Sale Memorandum, at the time of its use did not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (iv) any General Solicitation that is not an Additional Written Offering Communication, made by the Company or by the Initial Purchaser with the consent of the Company, when considered together with the Time of Sale Memorandum, at the time when made or used did not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (v) the Preliminary Memorandum does not contain and the Final Memorandum, in the form used by the Initial Purchaser to confirm sales and on the Closing Date (as defined in Section 4), will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Preliminary Memorandum, the Time of Sale Memorandum, the Final Memorandum, Additional Written Offering Communication or General Solicitation based upon information relating to the Initial Purchaser furnished to the Company in writing by the Initial Purchaser through you expressly for use therein.

(b) Except for the Additional Written Offering Communications, if any, identified in Schedule I hereto, including electronic road shows, if any, furnished to you before first use, the Company has not prepared, used or referred to, and will not, without your prior consent, prepare, use or refer to, any Additional Written Offering Communication.

(c) Neither the Company nor any of its subsidiaries has sustained since the date of the latest audited financial statements included or incorporated by reference in the Preliminary Memorandum, the Time of Sale Memorandum and the Final Memorandum any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Preliminary Memorandum, Time of Sale Memorandum and the Final Memorandum; and, since the respective dates as of which information is given in each of the Preliminary Memorandum, the Time of Sale Memorandum and the Final Memorandum, there has not been any change in the capital stock (other than (i) the issuance by the Company of shares of Common Stock upon the exercise or settlement (including any “net” or “cashless” exercises or settlements) of stock options that are outstanding on the date hereof and described in the Time of Sale Memorandum, (ii) the issuance by the Company of shares of capital stock upon the exercise of warrants outstanding on the date hereof and described in the Time of Sale Memorandum, and (iii) the issuance by the Company of Common Stock or any securities convertible into, exchangeable for or that represent the right to receive shares of Common Stock, in each case pursuant to the Company’s equity incentive plans described in the Time of Sale Memorandum) or long-term debt of the Company or any of its subsidiaries or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole, otherwise than as set forth or contemplated in the Time of Sale Memorandum.

(d) The Company and its subsidiaries do not own any real property. Except as disclosed in the Time of Sale Memorandum, the Company and its subsidiaries have good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects except such as are described in the Time of Sale Memorandum or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases (subject to the Enforceability Exceptions (as defined below)) with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries.

(e) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with power and authority (corporate and other) to own its properties and conduct its business as described in the Time of Sale Memorandum, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification (the “Other Jurisdictions”), except where the failure to so qualify or be in good standing in the Other Jurisdictions would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect (as defined herein); and each subsidiary of the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation or organization, to the extent the concept of “good standing” is applicable under the laws of such jurisdiction; “Material Adverse Effect” shall mean a material adverse change or effect, or any development involving a prospective material adverse change or effect, in or affecting (i) the general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries taken as a whole, or (ii) the ability of the Company to perform its obligations under this Agreement, the Indenture, the Securities and the Capped Call Confirmations (collectively, the “Transaction Documents”), including the issuance and sale of the Securities, or to consummate the transactions contemplated in the Transaction Documents.

(f) The Company has an authorized capitalization as set forth in the Time of Sale Memorandum and all of the issued shares of capital stock of the Company outstanding prior to the issuance of the Securities have been duly and validly authorized and issued and are fully paid and non-assessable and conform in all material respects to the description of the Common Stock contained in the Time of Sale Memorandum and the Final Memorandum; and all of the issued shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and (except for directors’ qualifying shares) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims.

(g) The execution and delivery by the Company of the Transaction Documents and the consummation by the Company of the transactions contemplated herein and therein will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, (i) any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (ii) the Certificate of Incorporation or By-laws of the Company or (iii) any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties, except in the case of (i) and (ii) for such violations that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the sale of the Securities or the consummation by the Company of the transactions contemplated by the Transaction Documents, except such as may (a) have previously been obtained or (b) be required under state securities or Blue Sky laws in connection with the offer and sale of the Securities.

(h) Neither the Company nor any of its subsidiaries is (i) in violation of its Certificate of Incorporation or By-laws or (ii) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except in the case of (ii) for such defaults as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(i) The statements set forth in each of the Time of Sale Memorandum and the Final Memorandum under the caption “Description of Notes”, insofar as they purport to constitute a summary of the terms of the Securities, under the caption “Description of Capital Stock”, insofar as they purport to constitute a summary of the terms of the Common Stock (including the shares of Common Stock issuable upon conversion of the Securities), under the caption “Description of Capped Call Transactions”, under the caption “Certain U.S. Federal Income Tax Considerations” and under the caption “Plan of Distribution”, insofar as they purport to describe the provisions of the laws and documents referred to therein and legal conclusions with respect thereto, are accurate, complete and fair in all material respects.

(j) Other than as set forth in the Time of Sale Memorandum, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which (i) would individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or (ii) that would be required to be described in the Time of Sale Memorandum and the Final Memorandum if either were a prospectus included in a registration statement on Form S-3 that are not so described in all material respects in the Time of Sale Memorandum and the Final Memorandum; and there are no statutes, regulations, contracts or other documents that would be required to be disclosed in the Time of Sale Memorandum and the Final Memorandum if either were a prospectus included in a registration statement on Form S-3 that are not so described in all material respects in the Time of Sale Memorandum and the Final Memorandum; and, to the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

(k) The Company is not and, immediately after giving effect to the offering and sale of the Securities and the application of the proceeds thereof and the transactions contemplated by the Capped Call Confirmations as described in the Final Memorandum, will not be an “investment company”, as such term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(l) PricewaterhouseCoopers, LLP, which has certified certain financial statements of the Company and its subsidiaries, is an independent public accountant as required by the Securities Act and the rules and regulations of the Commission thereunder.

(m) The Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) that complies with the requirements of the Exchange Act and has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles (it being understood that this subsection shall not require the Company to comply with Section 404 of the Sarbanes-Oxley Act of 2002 as of an earlier date than it would otherwise be required to so comply under applicable law). Except as disclosed in the Time of Sale Memorandum, the Company’s internal control over financial reporting is effective and the Company is not aware of any material weaknesses in its internal control over financial reporting.

(n) Since the date of the latest audited financial statements included in the Time of Sale Memorandum, there has been no change in the Company’s internal control over financial reporting that has materially and adversely affected, or is reasonably likely to materially and adversely affect, the Company’s internal control over financial reporting.

(o) The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Company and its subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities; and such disclosure controls and procedures are effective.

(p) The financial statements, including the notes thereto, included in the Preliminary Memorandum, the Time of Sale Memorandum and the Final Memorandum present fairly in all material respects the financial position at the dates indicated therein and the cash flows and results of operations for the periods indicated therein of the Company and its subsidiaries; except as otherwise stated in the Preliminary Memorandum, the Time of Sale Memorandum and the Final Memorandum, such financial statements have been prepared in conformity with generally accepted accounting principles as applied in the United States (“U.S. GAAP”) applied on a consistent basis throughout the periods involved; and the supporting schedules, if any, included in the Preliminary Memorandum, the Time of Sale Memorandum and the Final Memorandum present fairly in all material respects the information required to be stated therein in accordance with U.S. GAAP. The selected historical financial data set forth or incorporated by reference in the Preliminary Memorandum, the Time of Sale Memorandum and the Final Memorandum under the captions “Summary Consolidated Financial Data” and “Selected Financial Data” present fairly in all material respects the information included therein; except as included therein, no other historical or pro forma financial statements or supporting schedules are required to be included in the Preliminary Memorandum, the Time of Sale Memorandum and the Final Memorandum; all other financial and accounting-related information and data included in the Preliminary Memorandum, the Time of Sale Memorandum and the Final Memorandum has been prepared on a basis consistent with that of the financial statements that are included in Preliminary Memorandum, the Time of Sale Memorandum and the Final Memorandum and the books and records of the Company and its subsidiaries and presents fairly in all material respects the information shown thereby.

(q) Except as disclosed in the Time of Sale Memorandum, there are no off-balance sheet arrangements (as defined in Regulation S-K Item 303(a)(4)(ii)) that may have a material current or future effect on the Company’s financial condition, changes in financial condition, results of operations, liquidity, capital expenditures or capital resources.

(r) This Agreement and the Capped Call Confirmations have been duly authorized, executed and delivered by the Company.

(s) To the knowledge of the Company, the Company and its subsidiaries own, possess, or can acquire on commercially reasonable terms, adequate rights to use all patents, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, and know-how (including trade secrets and other rights in proprietary or confidential information) and other similar intellectual property rights (collectively, “Intellectual Property”) used by them or necessary for the conduct of their respective businesses as currently conducted by them or as described in the Time of Sale Memorandum as anticipated to be conducted by them within the next six (6) months, except where the failure to have any of the foregoing would not reasonably be expected to have a Material Adverse Effect; except as described in the Preliminary Memorandum, the Time of Sale Memorandum and the Final Memorandum, (i) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the validity, enforceability, ownership or scope of any Intellectual Property registered in the name of, or owned or purported to be owned by, the Company or any of its subsidiaries (“Company Intellectual Property”), (ii) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others that the Company or any of the subsidiaries infringes or misappropriates any Intellectual Property or other proprietary rights of others, and (iii) to the Company’s knowledge, no Company Intellectual Property has been obtained or is being used by the Company or any of the subsidiaries in violation of any contractual obligation binding on the Company or any of the subsidiaries, in each case, except as would not individually or in the aggregate have a Material Adverse Effect; the Company and its subsidiaries have taken reasonable steps necessary to secure interests in the Company Intellectual Property developed by their employees, consultants, agents and contractors in the course of their service to the Company; there are no outstanding options, licenses or binding agreements of any kind pursuant to which the Company or any of its subsidiaries grants to a third party rights to material Company Intellectual Property owned by the Company or any of its subsidiaries that are required to be described in the Preliminary Memorandum, the Time of Sale Memorandum and the Final Memorandum and are not so described; the Company and its subsidiaries are not a party to or otherwise contractually bound by any options, licenses or binding agreements pursuant to which a third party grants to the Company rights to any Intellectual Property that are material to the Company and that are required to be set forth in the Preliminary Memorandum, the Time of Sale Memorandum and the Final Memorandum and are not so described; to the knowledge of the Company, to the extent the Company or its subsidiaries include any software or other materials distributed under a “free,” “open source,” or similar licensing model that meets the definition of open source promulgated, as of the date hereof, by the open source initiative located online at http://opensource.org/osd (including but not limited to the GNU General Public License, GNU Lesser General Public License and GNU Affero General Public License) (“Open Source Materials”) in any product distributed by the Company, the Company and its subsidiaries have used such Open Source Materials in material compliance with the license terms applicable to such Open Source Materials; to the knowledge of the Company, neither the Company nor any of its subsidiaries has used or distributed any Open Source Materials in a manner that requires the Company or any of its subsidiaries to permit reverse engineering of any software in which the Company or any subsidiaries owns the copyrights that is included in any products or services of the Company or any of its subsidiaries; except as described in the Preliminary Memorandum, the Time of Sale Memorandum and the Final Memorandum, to the knowledge of the Company, no governmental agency or body, university, college, other educational institution or research center has any claim of ownership in or to any material Company Intellectual Property that is owned or purported to be owned by the Company or any of its subsidiaries; the Company and its subsidiaries have taken commercially reasonable steps in accordance with normal industry practice to maintain the confidentiality of all trade secrets and confidential information owned, used or held for use by the Company or any of its subsidiaries.

(t) To the knowledge of the Company, the Company and its subsidiaries have operated their business in material compliance with all applicable privacy, data security and data protection laws and regulations applicable to the receipt, collection, handling, processing, sharing, transfer, usage, disclosure and storage of personally identifiable information, financial and other highly confidential information and data that the Company or its subsidiaries receive, collect, handle, process, share, transfer, use, disclose, or store in the operation of their respective businesses (collectively, “Personal and Device Data”), except where any failures to comply would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, the Company and its subsidiaries have, and are in material compliance with their, policies and procedures designed to ensure the Company and its subsidiaries comply in all material respects with such privacy, data security and data protection laws. To the knowledge of the Company, the Company has not experienced any security incident that has resulted in unauthorized third-party acquisition of, or access to, Personal and Device Data, except where any such incidents would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(u) None of the Company or any of its subsidiaries or affiliates, or any director, officer, or employee thereof, or, to the Company’s knowledge, any agent or representative of the Company or of any of its subsidiaries or affiliates, while acting on the behalf of the Company or its subsidiaries or affiliates, has taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment, giving or receipt of money, property, gifts or anything else of value, directly or indirectly, to any person to improperly influence official action by that person for the benefit of the Company or its subsidiaries or affiliates, or to otherwise secure any improper advantage, in violation of (i) the U.S. Foreign Corrupt Practices Act of 1977, (ii) the UK Bribery Act 2010, and (iii) any other applicable law, regulation, order, decree or directive having the force of law and relating to bribery or corruption (collectively, the “Anti-Corruption Laws”).

(v) The operations of the Company and each of its subsidiaries are and have been conducted at all times in material compliance with all applicable anti-money laundering laws, rules, and regulations, including the financial recordkeeping and reporting requirements contained therein, and including the Bank Secrecy Act of 1970, applicable provisions of the USA PATRIOT Act of 2001, the Money Laundering Control Act of 1986, and the Anti-Money Laundering Act of 2020, (collectively, the “Anti-Money Laundering Laws”).

(w) (i) None of the Company, any of its subsidiaries, or any director, officer, employee, agent, affiliate, or representative of the Company or any of its subsidiaries, is an individual or entity (“Person”) that is, or is owned or, as applicable under Sanctions controlled, by one or more Persons that are:

(A) Included on any list of sanctioned individuals or entities administered or enforced by the United States Government (including the U.S. Department of the Treasury’s Office of Foreign Assets Control and the U.S. Department of State), the United Nations Security Council, the European Union, His Majesty’s Treasury, or any other applicable sanctions authority (collectively, “Sanctions”); or

(B) located, organized or resident in a country or territory that is the subject of comprehensive territorial Sanctions (including, without limitation, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, or any other Covered Region of Ukraine identified pursuant to Executive Order 14065, Crimea, Cuba, Iran, North Korea and Syria).

(ii) The Company and each of its subsidiaries have not for the applicable statute of limitations period, engaged in, are not now engaged in, and will not knowingly engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was, or whose government is or was, the subject of Sanctions in violation of Sanctions.

(x) The Company will not, directly or knowingly indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person:

(i) to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is, or whose government is, the subject of Sanctions in violation of Sanctions;

(ii) to fund or facilitate any money laundering or terrorist financing activities; or

(iii) in any other manner that would cause or result in a violation of any Anti-Corruption Laws, Anti-Money Laundering Laws, or Sanctions by any Person (including any Person participating in the offering, whether as Initial Purchaser, advisor, investor or otherwise).

(y) The Company and its subsidiaries have conducted and will conduct their businesses in compliance with the Anti-Corruption Laws, the Anti-Money Laundering Laws, and Sanctions, and no investigation, inquiry, action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Corruption Laws, the Anti-Money Laundering Laws or Sanctions is pending or, to the knowledge of the Company, threatened. The Company and its subsidiaries and affiliates have instituted and maintained and will continue to maintain policies and procedures reasonably designed to promote and achieve compliance with the Anti-Corruption Laws, the Anti-Money Laundering Laws, Sanctions, and with the representations and warranties contained herein.

(z) The Company has not and, to its knowledge, no one acting on its behalf has, (i) taken and will not take, directly or indirectly, any action which is designed to or which has constituted or which would reasonably be expected to cause or result (a) in stabilization or manipulation of the price of any security of the Company or any subsidiaries to facilitate the sale or resale of the Securities or (b) in a violation of Regulation M under the Exchange Act (“Regulation M”) in connection with the distribution of the Securities contemplated hereby, (ii) sold bid for, purchased, or paid anyone any compensation for soliciting purchases of, the Securities or (iii) paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Company or any subsidiaries other than as contemplated in this Agreement; provided, however, that the Company makes no such representation or warranty with respect to the actions of the Initial Purchaser or affiliate or agent of the Initial Purchaser.

(aa) The Company and each of its subsidiaries have filed all federal, state, local and foreign tax returns required to be filed through the date of this Agreement or have requested extensions thereof and have paid all taxes required to be paid thereon, except where any failures to file such tax returns and pay taxes thereon would not individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; no tax deficiency has been determined adversely to the Company or any of its subsidiaries (nor has the Company or any of its subsidiaries received written notice of any tax deficiency that will be assessed or, to the Company’s knowledge, has been proposed by any taxing authority, which could reasonably be expected to be determined adversely to the Company or its subsidiaries), except where any such tax deficiency would not individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(bb) The Company and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are, in the Company’s reasonable judgment, prudent and customary in the businesses in which they are engaged; and neither the Company nor any of its subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business.

(cc) No material labor dispute with or disturbance by the employees of the Company or any of its subsidiaries exists or, to its knowledge, is threatened, and neither the Company nor any of its subsidiaries has received written notice of any existing, threatened or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers or contractors.

(dd) Nothing has come to the attention of the Company that has caused the Company to believe that the statistical and market-related data included in the Preliminary Memorandum, the Time of Sale Memorandum or the Final Memorandum is not based on or derived from sources that are reliable and accurate in all material respects and, to the extent required, the Company has obtained the written consent to the use of such data from such sources.

(ee) No Plan (as defined below) is, and none of the Company, any if its subsidiaries or any members of their respective Controlled Groups (as defined below) has within the past six years sponsored, maintained, participated in, contributed to, or had any obligation (contingent or otherwise) with respect to any (i) “multiemployer plan” within the meaning of Section 3(37) of ERISA, (ii) pension plan subject to Title IV or Part 3 of Title I of ERISA or Section 412 of the Code, (iii) “multiple employer plan” within the meaning of Section 413(c) of the Code or (iv) multiple employer welfare arrangement within the meaning of Section 3(40) of ERISA. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (i) each Plan has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) and the Internal Revenue Code of 1986, as amended (the “Code”); (ii) no non-exempt prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan; (iii) each Plan that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification; (iv) there is no pending audit or investigation by the Internal Revenue Service, the U.S. Department of Labor, the Pension Benefit Guaranty Corporation or any other governmental agency or any foreign regulatory agency with respect to any Plan; (v) for each Plan, no failure to satisfy the minimum funding standards (within the meaning of Section 412 of the Code or Section 302 of ERISA), whether or not waived, has occurred or is reasonably expected to occur; (vi) no “reportable event” (within the meaning of Section 4043(c) of ERISA, other than those events as to which notice is waived) has occurred or is reasonably expected to occur; and (vii) neither the Company nor any member of its “Controlled Group” (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414 of the Code) has incurred, nor is reasonably expected to incur, any liability under Title IV of ERISA (other than contributions to any Plan or any Multiemployer Plan or premiums to the PBGC, in the ordinary course and without default) in respect of a Plan or a Multiemployer Plan. For purposes of this paragraph, (a) the term “Plan” means an employee benefit plan, within the meaning of Section 3(3) of ERISA, subject to Title IV of ERISA, but excluding any Multiemployer Plan, for which the Company, any of its subsidiaries or any members of their respective “Controlled Groups” (defined as any organization which is a member of a controlled group of corporations within the meaning of Sections 414(b), (c), (m) or (o) of the Code) has any liability and (b) the term “Multiemployer Plan” means a multiemployer plan within the meaning of Section 4001(a)(3) of ERISA.

(ff) The Securities have been duly authorized and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Initial Purchaser in accordance with the terms of this Agreement, will be valid and binding obligations of the Company, enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent conveyance, fraudulent transfer, re-organization, moratorium or similar laws affecting creditors’ rights generally or by equitable principles relating to enforceability, including principles of materiality, reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or equity (collectively, the “Enforceability Exceptions”)).

(gg) The maximum number of Underlying Securities initially issuable upon conversion of the Securities (including the maximum number of additional Underlying Securities by which the Conversion Rate (as such term is defined in the Indenture) may be increased upon conversion in connection with a Make-Whole Fundamental Change or Redemption Notice (as such terms are defined in the Indenture) and assuming (x) the Company elects, upon each conversion of the Securities, to deliver solely Underlying Securities, other than cash in lieu of any fractional shares, in settlement of each such conversion and (y) the Initial Purchaser exercises its option to purchase the Additional Securities in full) (such maximum number, the “Conversion Securities”) have been duly authorized and reserved and, when issued upon conversion of the Securities in accordance with the terms of the Securities and the Indenture, will be validly issued, fully paid and non-assessable, and the issuance of the Underlying Securities will not be subject to any preemptive or similar rights. The Indenture has been duly authorized by the Company and, when executed and delivered by the Company on or prior to the Closing Date (assuming due authorization, execution and delivery by the Trustee), will be a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject to the Enforceability Exceptions.

(hh) Neither the Company nor any affiliate (as defined in Rule 501(b) of Regulation D under the Securities Act) of the Company has directly, or through any agent, (i) sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act) which is or will be integrated with the sale of the Securities in a manner that would require the registration under the Securities Act of the Securities, (ii) made any General Solicitation that is not an Additional Written Offering Communication other than General Solicitations listed on Schedule I hereto, or (iii) offered, solicited offers to buy or sold the Securities in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act.

(ii) Assuming compliance by the Initial Purchaser with the provision of Section 7 of this Agreement, it is not necessary in connection with the offer, sale and delivery of the Securities to the Initial Purchaser in the manner contemplated by this Agreement to register the Securities under the Securities Act or to qualify the Indenture under the Trust Indenture Act of 1939, as amended.

(jj) The Securities satisfy the requirements set forth in Rule 144A(d)(3) under the Securities Act.

(kk) Except as disclosed in the Time of Sale Memorandum, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or the Initial Purchaser for a brokerage commission, finder’s fee or other like payment in connection with the offering of the Securities contemplated hereby.

(ll) Except as described in the Time of Sale Memorandum or the Final Memorandum, the Company has not sold, issued or distributed any shares of Common Stock during the six-month period preceding the date hereof, including any sales pursuant to Rule 144A under, or Regulation D of, the Securities Act, other than shares issued pursuant to employee benefit plans, qualified stock option plans or other employee compensation plans or pursuant to outstanding options, rights or warrants.

(mm) “Lock-up” agreements between the Company and each executive officer and director of the Company relating to sales and certain other dispositions of shares of Common Stock or certain other securities in the form of Exhibit A hereto are in full force and effect as of the date hereof and shall be in full force and effect as of the Closing Date.

(nn) The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Preliminary Memorandum, the Time of Sale Memorandum or the Final Memorandum fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

2. Agreements to Sell and Purchase. The Company hereby agrees to sell to the Initial Purchaser, and the Initial Purchaser, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees to purchase from the Company the aggregate principal amount of Firm Securities at a purchase price of 98.2% of the principal amount thereof (the “Purchase Price”) plus accrued interest, if any, to the Closing Date.

On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company agrees to sell to the Initial Purchaser the Additional Securities, and the Initial Purchaser shall have the right to purchase up to $90,000,000 principal amount of Additional Securities at the Purchase Price, plus accrued interest, if any, to the date of payment and delivery. The Initial Purchaser may exercise this right in whole or from time to time in part by giving written notice to the Company; provided that the Option Closing Date (as defined below) shall occur within a period of 13 calendar days from, and including, the Closing Date (such period, the “Exercise Period”). Any exercise notice shall specify the principal amount of Additional Securities to be purchased by the Initial Purchaser and the date on which such Additional Securities are to be purchased. Each purchase date (an “Option Closing Date”) must be within the Exercise Period and must be at least one business day after the written notice is given and may not be earlier than the closing date for the Firm Securities nor later than five business days after the date of such notice.

3. Terms of Offering. You have advised the Company that the Initial Purchaser will make an offering of the Securities purchased by the Initial Purchaser hereunder as soon as practicable after this Agreement is entered into as in your judgment is advisable.

4. Payment and Delivery. Payment for the Firm Securities shall be made to the Company in Federal or other funds immediately available in New York City against delivery of such Firm Securities for the account of the Initial Purchaser at approximately 10:00 a.m., New York City time, on May 24, 2024, or at such other time on the same or such other date, not later than May 31, 2024, as shall be designated in writing by you. The time and date of such payment are hereinafter referred to as the “Closing Date.”

Payment for any Additional Securities shall be made to the Company in Federal or other funds immediately available in New York City against delivery of such Additional Securities for the account of the Initial Purchaser at approximately 10:00 a.m., New York City time, on the date specified in the corresponding notice described in Section 2 or at such other time on the same or on such other date, in any event not later than the date that is 40 calendar days after the date of this Agreement, as shall be designated in writing by you.

The Securities shall be in definitive form or global form, as specified by you, and registered in such names and in such denominations as you shall request in writing not later than one full business day prior to the Closing Date or the applicable Option Closing Date, as the case may be. The Securities shall be delivered to you on the Closing Date or an Option Closing Date, as the case may be, for the account of the Initial Purchaser, with any transfer taxes payable in connection with the transfer of the Securities to the Initial Purchaser duly paid, against payment of the Purchase Price therefor plus accrued interest, if any, to the date of payment and delivery.

5. Conditions to the Initial Purchaser’s Obligations. The obligations of the Initial Purchaser to purchase and pay for the Firm Securities on the Closing Date are subject to the following conditions:

(a) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:

(i) (a) neither the Company nor any of its subsidiaries, shall have sustained since the date of the latest audited financial statements included or incorporated by reference in the Time of Sale Memorandum any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Time of Sale Memorandum, and (b) since the respective dates as of which information is given in the Time of Sale Memorandum there shall not have been any change in the capital stock (other than (1) the issuance by the Company of shares of Common Stock upon the exercise or settlement (including any “net” or “cashless” exercises or settlements) of stock options that are outstanding on the date hereof and described in the Time of Sale Memorandum, (2) the issuance by the Company of shares of capital stock upon the exercise of warrants outstanding on the date hereof and described in the Time of Sale Memorandum, and (3) the issuance by the Company of Common Stock or any securities convertible into, exchangeable for or that represent the right to receive shares of Common Stock, in each case pursuant to the Company’s equity incentive plans described in the Time of Sale Memorandum) or long-term debt of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole, otherwise than as set forth or contemplated in the Time of Sale Memorandum, the effect of which, in any such case described in clause (a) or (b), is in your judgment so material and adverse as to make it in your judgment impracticable or inadvisable to proceed with the public offering or the delivery of the Securities on the terms and in the manner contemplated in the Time of Sale Memorandum;

(ii) (a) no downgrading shall have occurred in the rating accorded the Company’s debt securities, if any, by any “nationally recognized statistical rating organization”, as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Securities Act, and (b) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s debt securities, if any; and

(iii) there shall not have occurred any of the following: (a) a suspension or material limitation in trading in securities generally on the New York Stock Exchange or on The Nasdaq Stock Market LLC (“Nasdaq”); (b) a suspension or material limitation in trading in the Company’s securities on Nasdaq; (c) a general moratorium on commercial banking activities declared by either Federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (d) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or (e) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (d) or (e) is in your judgment so material and adverse as to make it impracticable or inadvisable to proceed with the offering or the delivery of the Securities on the terms and in the manner contemplated in the Time of Sale Memorandum.

(b) The Initial Purchaser shall have received on the Closing Date a certificate, dated the Closing Date and signed on behalf of the Company by an executive officer of the Company, to the effect set forth in Section 5(a)(i)(ii) and (iii) and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.

The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

(c) The Initial Purchaser shall have received on the Closing Date an opinion and negative assurance letter of Wilson Sonsini Goodrich & Rosati, Professional Corporation, outside counsel for the Company, dated the Closing Date, in form and substance satisfactory to the Initial Purchaser.

(d) The Initial Purchaser shall have received on the Closing Date an opinion and negative assurance letter of Latham & Watkins LLP, counsel for the Initial Purchaser, dated the Closing Date, in form and substance satisfactory to the Initial Purchaser.

With respect to Section 5(c) above, Wilson Sonsini Goodrich & Rosati, Professional Corporation, and with respect to Section 5(d) above, Latham & Watkins LLP may state that their opinions and beliefs are based upon their participation in the preparation of the Time of Sale Memorandum, the Final Memorandum and any amendments or supplements thereto and review and discussion of the contents thereof, but are without independent check or verification, except as specified.

The opinion and negative assurance letter of Wilson Sonsini Goodrich & Rosati, Professional Corporation described in Section 5(c) above shall be rendered to the Initial Purchaser at the request of the Company and shall so state therein.

(e) The Initial Purchaser shall have received on each of the date hereof and the Closing Date a letter, dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Initial Purchaser, from PricewaterhouseCoopers, LLP, independent public accountants, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to the Initial Purchaser with respect to the financial statements of the Company, and certain financial information contained in or incorporated by reference into the Time of Sale Memorandum and the Final Memorandum; provided that the letter delivered on the Closing Date with respect to the Company shall use a “cut-off date” not earlier than the date hereof.

(f) The Initial Purchaser shall have received, on each of the date hereof and the Closing Date, a certificate signed by the Chief Financial Officer of the Company, dated respectively as of the date hereof and as of the Closing Date, in form and substance satisfactory to the Initial Purchaser.

(g) The “lock-up” agreements, each substantially in the form of Exhibit A hereto, between you and the executive officers and directors of the Company relating to sales and certain other dispositions of shares of Common Stock or certain other securities, delivered to you on or before the date hereof, shall be in full force and effect on the Closing Date.

(h) The Securities shall be eligible for clearance and settlement through The Depository Trust Company.

(i) A “Listing of Additional Shares Notification” shall have been submitted to The Nasdaq and Nasdaq shall have completed its review of such submission.

(j) The several obligations of the Initial Purchaser to purchase Additional Securities hereunder are subject to the delivery to you on the applicable Option Closing Date of the following:

(i) a certificate, dated the Option Closing Date and signed on behalf of the Company by an executive officer of the Company, confirming that the certificate delivered on the Closing Date pursuant to Section 5(b) hereof remains true and correct as of such Option Closing Date;

(ii) a certificate, dated the Option Closing Date and signed by the Chief Financial Officer of the Company, substantially in the same form and substance as the certificate furnished to the Initial Purchaser pursuant to Section 5(f) hereof;

(iii) an opinion and negative assurance letter of Wilson Sonsini Goodrich & Rosati, Professional Corporation, outside counsel for the Company, dated the Option Closing Date, relating to the Additional Securities to be purchased on such Option Closing Date and otherwise to the same effect as the opinion and negative assurance letter required by Section 5(c) hereof;

(iv) an opinion and negative assurance letter of Latham & Watkins LLP, counsel for the Initial Purchaser, dated the Option Closing Date, relating to the Additional Securities to be purchased on such Option Closing Date and otherwise to the same effect as the opinion and negative assurance letter required by Section 5(d) hereof;

(v) a letter dated the Option Closing Date, in form and substance satisfactory to the Initial Purchaser, from PricewaterhouseCoopers, LLP, independent public accountants, substantially in the same form and substance as the letter furnished to the Initial Purchaser pursuant to Section 5(e) hereof to be delivered on the Closing Date; provided that such letter to be delivered on the Option Closing Date shall use a “cut-off date” not earlier than three business days prior to such Option Closing Date; and

(vi) such other documents as you may reasonably request with respect to the good standing of the Company, the due authorization, execution and authentication of the Additional Securities to be sold on such Option Closing Date and other matters related to the execution and authentication of such Additional Securities.

6. Covenants of the Company. The Company covenants with the Initial Purchaser as follows:

(a) To furnish to you in New York City, without charge, prior to 10:00 a.m. New York City time on the business day next succeeding the date of this Agreement and during the period mentioned in Section 6(d) or (e), as many copies of the Time of Sale Memorandum, the Final Memorandum, any documents incorporated by reference therein and any supplements and amendments thereto as you may reasonably request.

(b) Before amending or supplementing the Preliminary Memorandum, the Time of Sale Memorandum or the Final Memorandum, to furnish to you a copy of each such proposed amendment or supplement and not to use any such proposed amendment or supplement to which you reasonably object.

(c) To furnish to you a copy of each proposed Additional Written Offering Communication to be prepared by or on behalf of, used by, or referred to by the Company and not to use or refer to any proposed Additional Written Offering Communication to which you reasonably object.

(d) If the Time of Sale Memorandum is being used to solicit offers to buy the Securities at a time when the Final Memorandum is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Memorandum in order to make the statements therein, in the light of the circumstances, not misleading, or if, in the opinion of counsel for the Initial Purchaser, it is necessary to amend or supplement the Time of Sale Memorandum to comply with applicable law, forthwith to prepare and furnish, at its own expense, to the Initial Purchaser and to any dealer upon request, either amendments or supplements to the Time of Sale Memorandum so that the statements in the Time of Sale Memorandum as so amended or supplemented will not, in the light of the circumstances when delivered to a prospective purchaser, be misleading or so that the Time of Sale Memorandum, as amended or supplemented, will comply with applicable law.

(e) If, during such period after the date hereof and prior to the date on which all of the Securities shall have been sold by the Initial Purchaser, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Final Memorandum in order to make the statements therein, in the light of the circumstances when the Final Memorandum is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Initial Purchaser, it is necessary to amend or supplement the Final Memorandum to comply with applicable law, forthwith to prepare and furnish, at its own expense, to the Initial Purchaser, either amendments or supplements to the Final Memorandum so that the statements in the Final Memorandum as so amended or supplemented will not, in the light of the circumstances when the Final Memorandum is delivered to a purchaser, be misleading or so that the Final Memorandum, as amended or supplemented, will comply with applicable law.

(f) To endeavor to qualify the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction or to subject itself to taxation for doing business in any jurisdiction in which it was not otherwise subject to taxation.

(g) The Company covenants and agrees with the Initial Purchaser that (a) the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the issuance and sale of the Securities and all other expenses in connection with the preparation, printing and reproduction of the Preliminary Memorandum, the Time of Sale Memorandum, the Final Memorandum, any Additional Written Offering Communication and amendments and supplements thereto and the mailing and delivering of copies thereof to the Initial Purchaser and dealers; (ii) the cost of printing or producing this Agreement and closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Securities; (iii) all costs and expenses related to the transfer and delivery of the Securities to the Initial Purchaser, including any transfer or other taxes payable thereon, (iv) all fees and expenses, if any, in connection with listing the Underlying Securities on Nasdaq; (v) all expenses in connection with the qualification of the Securities for offer and sale under state securities laws as provided in Section 6(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Initial Purchaser in connection with such qualification and in connection with the Blue Sky Memorandum; provided that any such filing fees or disbursements do not exceed $10,000; (vi) any fees charged by rating agencies for the rating of the Securities; (vii) the cost and charges of the Trustee, any transfer agent or registrar or depositary; (viii) the cost of the preparation, issuance and delivery of the Securities, and (viii) if applicable, the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the Securities, including without limitation, expenses associated with the production of road show slides, recorded media and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, travel and lodging expenses of the representatives and officers of the Company and any such consultants (not including the Initial Purchaser and its representatives) and the cost of aircraft and other transportation chartered in connection with the road show; provided, however, that the cost of any aircraft chartered in connection with the road show shall be paid 50% by the Company and 50% by the Initial Purchaser; (ix) all other costs and expenses incident to the performance of the Company’s obligations hereunder which are not otherwise specifically provided for in this Section 6. It is understood, however, that, except as provided in this Section 6, and Sections 4, 8 and 10 hereof, the Initial Purchaser will pay all of its own costs and expenses, including the fees of its counsel and stock transfer taxes on resale of any of the Securities.

(h) Neither the Company nor any affiliate (as defined in Rule 501(b) of Regulation D under the Securities Act) that it controls will sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Securities Act) which could be integrated with the sale of the Securities in a manner which would require the registration under the Securities Act of the Securities.

(i) To furnish you with any proposed General Solicitation to be made by the Company or on its behalf before its use, and not to make or use any proposed General Solicitation without your prior written consent.

(j) While any of the Securities or the Underlying Securities remain “restricted securities” within the meaning of the Securities Act, to make available, upon request, to any seller of such Securities the information specified in Rule 144A(d)(4) under the Securities Act, unless the Company is then subject to Section 13 or 15(d) of the Exchange Act.

(k) During the period of one year after the Closing Date or any Option Closing Date, if later, the Company will not be, nor will it become, an open-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the Investment Company Act.

(l) The Company will not, and will not permit any person that is an affiliate (as defined in Rule 144 under the Securities Act) that it controls at such time (or has been an affiliate within the three months preceding such time) to, resell any of the Securities or the Underlying Securities which constitute “restricted securities” under Rule 144 that have been reacquired by any of them.

(m) Not to take any action prohibited by Regulation M under the Exchange Act in connection with the distribution of the Securities contemplated hereby.

(n) For as long as the Securities are outstanding, to use commercially reasonable efforts to cause to be listed, and maintain the listing of, the Conversion Securities on The Nasdaq Global Select Market.

(o) For as long as the Securities are outstanding, to reserve and keep available at all times, free of preemptive or similar rights, the Conversion Securities.

(p) The Company will deliver to the Initial Purchaser (or its agent), on the date of execution of this Agreement, a properly completed and executed Certification Regarding Beneficial Owners of Legal Entity Customers, together with copies of identifying documentation, and the Company undertakes to provide such additional supporting documentation as the Initial Purchaser may reasonably request in connection with the verification of the foregoing Certification.

The Company also agrees that, without the prior written consent of the Initial Purchaser, it will not, during the period ending 60 days after the date of the Final Memorandum (the “Restricted Period”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise, or (3) submit or file any registration statement with the Commission relating to the offering of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock. The foregoing sentence shall not apply to (a) the sale of the Securities under this Agreement or the issuance of any Underlying Securities upon conversion thereof, (b) the issuance by the Company of shares of Common Stock upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof, provided that such option, warrant or security is identified in the Time of Sale Memorandum and the Final Memorandum, (c) the issuance by the Company of Common Stock or any securities convertible into, exchangeable for or that represent the right to receive shares of Common Stock, in each case pursuant to the Company’s equity incentive plans disclosed in the Time of Sale Memorandum, (d) the entry into any agreement providing for the issuance by the Company of shares of or any security convertible into or exercisable for shares of in connection with the acquisition by the Company or any of its subsidiaries of the securities, business, property or other assets of another person or entity or pursuant to an employee benefit plan assumed by the Company in connection with such acquisition, and the issuance of any such securities pursuant to any such agreement; (e) the entry into any agreement providing for the issuance of shares of Common Stock or any security convertible into or exercisable for shares of Common Stock in connection with joint ventures, commercial relationships or other strategic transactions, and the issuance of any such securities pursuant to any such agreement, (f) the filing of any registration statement on Form S-8 relating to securities granted or to be granted pursuant to the Company’s stock plans that are described in the Time of Sale Memorandum, and (g) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of Common Stock, provided that (i) such plan does not provide for the transfer of Common Stock during the Restricted Period and (ii) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by the Company regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of Common Stock may be made under such plan during the Restricted Period, or (h) the entry by the Company into, and its exercise of rights and performance of the obligations under, the Capped Call Confirmations; provided that in the case of clauses (d) and (e), the aggregate number of shares of Common Stock that the Company may sell or issue or agree to sell or issue pursuant to clauses (d) and (e) shall not exceed 5% of the total number of shares of Common Stock issued and outstanding immediately following the completion of the transactions contemplated by this Agreement; provided further that in the case of clauses (b) through (e) the Company shall (1) cause each recipient of such securities to execute and deliver to you, on or prior to the issuance of such securities, a lock-up agreement on substantially the same terms as the lock-up agreements referenced in Section 5(g) hereof for the remainder of the Restricted Period, and (2) enter stop transfer instructions with the Company’s transfer agent and registrar on such securities, which the Company agrees it will not waive or amend without the prior written consent of the Initial Purchaser.

7. Offering of Securities; Restrictions on Transfer. (a) The Initial Purchaser represents and warrants that the Initial Purchaser is a qualified institutional buyer as defined in Rule 144A under the Securities Act (a “QIB”). The Initial Purchaser agrees with the Company that (i) it will not solicit offers for, or offer or sell, such Securities by any General Solicitation, other than a permitted communication listed on Schedule I hereto, or those made with the prior written consent of the Company, or in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act, and (ii) it will sell such Securities only to persons that it reasonably believes to be QIBs that, in each case, in purchasing such Securities are deemed to have represented and agreed as provided in the Final Memorandum under the captions “Notice to Investors” and “Transfer Restrictions.”

(b) The Company agrees that the Initial Purchaser may provide copies of the Preliminary Memorandum, the Time of Sale Memorandum, the Final Memorandum and any other agreements or documents relating thereto, including without limitation, the Indenture, to Xtract Research LLC (“Xtract”), following completion of the offering, for inclusion in an online research service sponsored by Xtract, access to which shall be restricted by Xtract to QIBs.

8. Indemnity and Contribution. (a) The Company will indemnify and hold harmless the Initial Purchaser against any losses, claims, damages or liabilities, joint or several, to which the Initial Purchaser may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Preliminary Memorandum, the Time of Sale Memorandum, any Additional Written Offering Communication prepared by or on behalf of, used by, or referred to by the Company, any General Solicitation made by the Company, any “road show” as defined in Rule 433(h) under the Securities Act (a “road show”), the Final Memorandum or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Initial Purchaser for any legal or other expenses reasonably incurred by the Initial Purchaser in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Preliminary Memorandum, the Time of Sale Memorandum, any Additional Written Offering Communication prepared by or on behalf of, used by, or referred to by the Company, any General Solicitation made by the Company, any road show, the Final Memorandum or any amendment or supplement thereto, in reliance upon and in conformity with written information furnished to the Company by the Initial Purchaser expressly for use therein. For purposes of this Agreement, the only information so furnished shall be (i) the paragraphs one, two and three of text under the caption “Plan of Distribution—Other Relationships” in the Final Memorandum and (ii) the paragraph under the heading “Price Stabilization and Short Positions; Repurchases of Common Stock” under the caption “Plan of Distribution” in the Final Memorandum, concerning short sales, stabilizing transactions and purchases to cover positions created by short sales by the Initial Purchaser.

(b) The Initial Purchaser will indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Preliminary Memorandum, the Time of Sale Memorandum, any Additional Written Offering Communication set forth in Schedule I hereto, road show, General Solicitation set forth in Schedule I hereto, the Final Memorandum or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Preliminary Memorandum, the Time of Sale Memorandum, any Additional Written Offering Communication set forth in Schedule I hereto, road show, General Solicitation set forth in Schedule I hereto, the Final Memorandum or any amendment or supplement thereto, in reliance upon and in conformity with written information furnished to the Company by the Initial Purchaser expressly for use therein; and will reimburse the Company for any legal or other expenses reasonably incurred by the Company connection with investigating or defending any such action or claim as such expenses are incurred.

(c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d) If the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Initial Purchaser on the other from the offering of the Securities. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Initial Purchaser on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Initial Purchaser on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company and the total discounts and commissions received by the Initial Purchaser bear to the aggregate offering price of the Securities. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Initial Purchaser on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Initial Purchaser agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), (i) the Initial Purchaser shall not be required to contribute any amount in excess of the amount by which the total price at which the Securities resold by it in the initial placement of such Securities were offered to investors exceeds the amount of any damages that the Initial Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(e) The obligations of the Company under this Section 8 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Initial Purchaser and each person, if any, who controls the Initial Purchaser within the meaning of the Securities Act and each broker-dealer affiliate of the Initial Purchaser; and the obligations of the Initial Purchaser under this Section 8 shall be in addition to any liability which the Initial Purchaser may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and to each person, if any, who controls the Company within the meaning of the Securities Act. The Company agrees and confirms that references to “affiliates” of Morgan Stanley & Co. LLC that appear in this Agreement shall be understood to include Mitsubishi UFJ Morgan Stanley Securities Co. Ltd.

9. Termination. The Initial Purchaser may terminate this Agreement by notice given by you to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, either of the New York Stock Exchange or the Nasdaq Global Market, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by Federal or New York State authorities or (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets or any calamity or crisis that, in your judgment, is material and adverse and which, singly or together with any other event specified in this clause (v), makes it, in your judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Securities on the terms and in the manner contemplated in the Time of Sale Memorandum or the Final Memorandum.

10. Effectiveness. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

If this Agreement shall be terminated by the Initial Purchaser because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement (which, for purposes of this Section 10, shall not include termination by the Initial Purchaser under items (iii)-(v) of Section 9), the Company will reimburse the Initial Purchaser for all out-of-pocket expenses (including the fees and disbursements of its counsel) reasonably incurred by the Initial Purchaser in connection with this Agreement or the offering contemplated hereunder.

11. Entire Agreement. (a) This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the offering of the Securities, represents the entire agreement between the Company and the Initial Purchaser with respect to the preparation of the Preliminary Memorandum, the Time of Sale Memorandum, the Final Memorandum, the conduct of the offering, and the purchase and sale of the Securities.

(b) The Company acknowledges that in connection with the offering of the Securities: (i) the Initial Purchaser has acted at arm’s length, is not an agent of, and owes no fiduciary duties to, the Company or any other person, (ii) the Initial Purchaser owes the Company only those duties and obligations set forth in this Agreement and prior written agreements (to the extent not superseded by this Agreement), if any, (iii) the Initial Purchaser may have interests that differ from those of the Company, and (iv) none of the activities of the Initial Purchaser in connection with the transactions contemplated herein constitutes a recommendation, investment advice, or solicitation of any action by the Initial Purchaser with respect to any entity or natural person. The Company waives to the full extent permitted by applicable law any claims it may have against the Initial Purchaser arising from an alleged breach of fiduciary duty in connection with the offering of the Securities.

12. Recognition of the U.S. Special Resolution Regimes. (a) In the event that the Initial Purchaser is a Covered Entity and becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from the Initial Purchaser of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that the Initial Purchaser is a Covered Entity or a BHC Act Affiliate of the Initial Purchaser becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against the Initial Purchaser are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

For purposes of this Section a “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k). “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

13. Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Counterparts may be delivered via facsimile, electronic mail (including via www.docusign.com and any other electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

14. Applicable Law. This Agreement, and any claim, controversy or dispute arising under or related to this Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

15. Submission to Jurisdiction. The Company hereby submits to the exclusive jurisdiction of the U.S. federal and New York state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. The Company waives any objection which it may now or hereafter have to the laying of venue of any such suit or proceeding in such courts. The Company agrees that final judgment in any such suit, action or proceeding brought in such court shall be conclusive and binding upon the Company and may be enforced in any court to the jurisdiction of which Company is subject by a suit upon such judgment.

16. Waiver of Jury Trial. Each of the parties hereto hereby waives any right to trial by jury in any suit or proceeding arising out of or relating to this Agreement.

17. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

18. Notices. All communications hereunder shall be in writing and effective only upon receipt and if to the Initial Purchaser shall be delivered, mailed or sent to you in care of Morgan Stanley & Co. LLC, 1585 Broadway, New York, New York 10036, Attention: Convertible Debt Syndicate Desk, with a copy to the Legal Department; and if to the Company shall be delivered, mailed or sent to BlackLine, Inc., 21300 Victory Boulevard, 12th Floor, Woodland Hills, CA 91367, Attention: Chief Financial Officer.

19. Compliance with USA Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Initial Purchaser is required to obtain, verify and record information that identifies its clients, including the Company, which information may include the name and address of its clients, as well as other information that will allow the Initial Purchaser to properly identify its clients.

Very truly yours,

BLACKLINE, INC.

By:	/s/ Mark Partin
Name: Mark Partin
Title: Chief Financial Officer

Accepted as of the date hereof

Morgan Stanley & Co. LLC

By:	/s/ Diana Doyle
Name: Diana Doyle
Title: Managing Director

[Signature Page to Purchase Agreement]

SCHEDULE I

Permitted Communications

Time of Sale Memorandum

1.	Preliminary Memorandum issued May 21, 2024

Additional Written Offering Communications

1.	Investor presentation dated May 21, 2024

2.	Pricing term sheet dated May 21, 2024 attached hereto as Exhibit B

General Solicitations other than Additional Written Offering Communications set forth above

1.	Launch press release dated May 21, 2024

2.	Pricing press release dated May 21, 2024

Exhibit A

[Form of Lock-Up Letter]

BlackLine, Inc.

Lock-Up Agreement

[ • ], 2024

To the Initial Purchaser defined below

Re:	BlackLine, Inc.—Lock-Up Agreement

Ladies and Gentlemen:

The undersigned understands that Morgan Stanley & Co. LLC (the “Initial Purchaser”), to be named in an offering memorandum relating to the sale of Securities described below, proposes to enter into a purchase agreement (the “Purchase Agreement”) with BlackLine, Inc., a Delaware corporation (the “Company”), providing for the private offering (the “Offering”) of the Company’s Convertible Senior Notes due 2029 (the “Securities”). The Securities will be convertible into cash, shares of Common Stock, par value $0.01 per share, of the Company (the “Common Stock”) or a combination of cash and Common Stock, at the Company’s election.

In consideration of the agreement by the Initial Purchaser to offer and sell the Securities, and of other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the undersigned agrees that, during the period specified in the following paragraph, the undersigned will not offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of any shares of Common Stock of the Company, or any options or warrants to purchase any shares of Common Stock of the Company, or any securities convertible into, exchangeable for or that represent the right to receive shares of Common Stock of the Company, whether now owned or hereinafter acquired, owned directly by the undersigned (including holding as a custodian) or with respect to which the undersigned has beneficial ownership within the rules and regulations of the SEC (collectively the “Undersigned’s Shares”). The foregoing restriction is expressly agreed to preclude the undersigned from engaging in any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of the Undersigned’s Shares, or transfer of any economic consequences of ownership, in whole or in part, directly or indirectly, of the Undersigned’s Shares, even if such shares would be disposed of by someone other than the undersigned. Such prohibited hedging or other transactions would include without limitation any short sale or any purchase, sale or grant of any right (including without limitation any put or call option), or combination thereof, forward, swap or any other derivative transaction or instrument, however defined or described, with respect to any of the Undersigned’s Shares or with respect to any security that includes, relates to, or derives any significant part of its value from such Shares.

The lock-up period will commence on the date of this Lock-Up Agreement and continue for 60 days after the date of closing of the Offering set forth in the Purchase Agreement (the “Offering Closing Date”) pursuant to the Purchase Agreement (the “Lock-Up Period”).

Notwithstanding the foregoing, the undersigned may transfer the Undersigned’s Shares (i) as a bona fide gift or gifts, provided that the donee or donees thereof agree to be bound in writing by the restrictions set forth herein, (ii) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, provided that the trustee of the trust agrees to be bound in writing by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value, (iii) by will or intestate succession upon the death of the undersigned, provided that the transferee agrees to be bound in writing by the restrictions set forth herein, (iv) acquired in open market transactions on or after the Offering Closing Date, (v) to the Company in connection with the repurchase of shares of Common Stock issued pursuant to an employee benefit plan disclosed in the final offering memorandum used for the Offering, (vi) in connection with the “net” or “cashless” exercise or settlement of stock options, restricted stock units or other equity awards (including the transfer for the payment of taxes due as a result of such exercise whether by means of a “net settlement” or otherwise; provided that any such transfer shall only be permitted to the Company) pursuant to an employee benefit plan disclosed in the final offering memorandum used for the Offering; provided, that any such shares of Common Stock received upon such exercise or settlement shall be subject to the terms of this Lock-Up Agreement; provided further, that if the undersigned is subject to Section 16 reporting with respect to the Company under the Exchange Act, any such exercise or settlement relates solely to stock options, restricted stock units or other equity awards that would otherwise expire during the Lock-Up Period, (vii) by operation of law, such as pursuant to a qualified domestic order or in connection with a divorce settlement; provided, that each such transferee executes an agreement stating that the transferee is receiving and holding such capital stock subject to the provisions of this Lock-Up Agreement, (viii) if the undersigned is a corporation, partnership, limited liability company, trust or other business entity, (A) transfers of the Undersigned’s Shares to another corporation, partnership, limited liability company, trust, limited partner, general partner or other business entity that is an affiliate (as defined in Rule 405 promulgated under the Securities Act of 1933, as amended) of the undersigned or that is an investment vehicle controlled or managed by affiliates of the undersigned or (B) as part of a distribution without consideration by the undersigned to its stockholders, partners, members or other equity holders, provided that in the case of any transfer contemplated in (A) or (B) above, it shall be a condition of such transfer that each transferee thereof agree to be bound in writing by the restrictions set forth herein, (ix) pursuant to any bona fide third party tender offer, merger, consolidation or other similar transaction made to all holders of the Company’s capital stock involving a change of control of the Company; provided, that in the event that such tender offer, merger, consolidation or other such transaction is not completed, the Undersigned’s Shares shall remain subject to the provisions of this Lock-Up Agreement, (x) to the Initial Purchaser pursuant to the Purchase Agreement, or (xi) with the prior written consent of the Initial Purchaser. With respect to clauses (i) through (viii) above, it shall be a condition to such transfer that no filing under Section 16(a) of the Exchange Act nor any other public filing or disclosure of such transfer by or on behalf of any person shall be required or voluntarily made in connection with such transfer (other than a filing on Form 5 not filed during the Lock-Up Period); provided, however, that for the purpose of clauses (i), (ii), and (vii) above, any filings under Section 16(a) of the Exchange Act shall be permissible if such filings specify that the transfer or sale was pursuant to the circumstances described in clause (i), (ii) or (vii) above, as applicable,;

provided, further, that for the purpose of clause (vi) above, any filings under Section 16(a) of the Exchange Act shall be permissible if such filings relate solely to “net” or “cashless” exercises or settlements of stock options, restricted stock units or other equity awards that would otherwise expire during the Lock-Up Period and any such filing include a statement to the effect that such transfer is being made in connection with a “net” or “cashless” exercise or settlement of stock options, restricted stock units or other equity awards and specifies that such transfer was pursuant to the circumstances described in clause (vi) above, and the undersigned provides written notice to the Initial Purchaser no later than two business days prior to making any such filings. For purposes of this Lock-Up Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin and “change of control” shall mean the consummation of any bona fide third party tender offer, merger, consolidation or other similar transaction the result of which is that any “person” (as defined in Section 13(d)(3) of the Exchange Act), or group of persons, other than the Company, becomes the beneficial owner of 90% or more of the total voting power of the voting stock of the Company. The undersigned now has, and, except as contemplated by clauses (i) through (xi) above, for the duration of this Lock-Up Agreement will have, good and marketable title to the Undersigned’s Shares, free and clear of all liens, encumbrances, and claims whatsoever. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the Undersigned’s Shares except in compliance with the foregoing restrictions.

In addition, no provision herein shall be deemed to restrict or prohibit the exercise, settlement or exchange by the undersigned of any (i) option or warrant to acquire shares of Common Stock, or (ii) any other security exchangeable or exercisable for, or convertible into, Common Stock that, in the case of any securities referred to in clauses (i) or (ii), are described in the offering memorandum used for the Offering, and are outstanding on the Offering Closing Date or issued during the Lock-Up Period; provided that (a) any “net” or “cashless” exercise or settlement shall comply with clause (vi) in the immediately preceding paragraph, (b) any Common Stock acquired by the undersigned upon any such exercise, exchange or conversion will also be subject to this Lock-Up Agreement and (c) the undersigned does not transfer the Common Stock acquired on such exercise, exchange or conversion during the Lock-Up Period, unless otherwise permitted pursuant to the terms of this Lock-Up Agreement.

Notwithstanding anything to the contrary contained herein, the undersigned may enter into a written trading plan established pursuant to Rule 10b5-1 of the Exchange Act during the Lock-Up Period, provided that no direct or indirect offers, sales, contracts to sell, pledges, sales of any option to purchase or other disposals of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock may be effected pursuant to such plan during the Lock-Up Period, and provided that no public disclosure of any such action or the establishment of such plan shall be required of or voluntarily made by or on behalf of the undersigned or the Company during the Lock-Up Period. Notwithstanding the foregoing, sales of the Undersigned’s Shares may be effected pursuant to a trading plan adopted pursuant to Rule 10b5-1 of the Exchange Act prior to the date hereof (an “existing plan”) or a trading plan adopted pursuant to Rule 10b5-1 of the Exchange Act after the date hereof pursuant to an administrative transfer of an existing plan (a “transferred plan”), provided that, such transfer is consummated solely to change the broker dealer administering such existing plan and following the transfer, the transferred plan contains substantially identical terms as the existing plan, including with respect to the number of shares that may be sold, the relevant price(s) at which shares may be sold and the relevant time periods during which shares may be sold; provided further that any filing under Section 16(a) of the Exchange Act that is made in connection with any such sales during the Lock-up Period shall state that such sales have been executed under a trading plan pursuant to Rule 10b5-1 under the Exchange Act and shall also state the date such trading plan was adopted.

Notwithstanding anything to the contrary contained herein, this Lock-Up Agreement will automatically terminate and the undersigned will be released from all of his, her or its obligations hereunder if the Purchase Agreement is executed but is terminated (other than the provisions thereof that survive termination) prior to payment for and delivery of the Securities to be sold thereunder. The terms of this Lock-Up Agreement shall not be amended without the prior written consent of the undersigned.

Notwithstanding anything herein to the contrary, affiliates of the undersigned that have not separately signed a lock-up agreement may engage in brokerage, investment advisory, financial advisory, anti-raid advisory, merger advisory, financing, asset management, trading, market making, arbitrage, principal investing and other similar activities conducted in the ordinary course of their affiliates’ business, other than with respect to the Undersigned’s Shares. For the avoidance of doubt, it is acknowledged and agreed that (i) any entity (other than the undersigned) in which any of the undersigned’s affiliated investment funds may now or in the future have an investment and (ii) any entity (other than the undersigned) on whose board of directors one or more of the undersigned’s officers may now or in the future serve, shall not be deemed subject to, or bound by, this Lock-Up Agreement, in part or in its entirety; provided, however, that this sentence will not apply to any hedging of or other transaction in the Undersigned’s Shares or shares held by transferees of the Undersigned’s Shares that receive any such shares pursuant to any exception set forth in the fourth paragraph of this letter.

The undersigned acknowledges and agrees that the Initial Purchaser has not provided any recommendation or investment advice nor has the Initial Purchaser solicited any action from the undersigned with respect to the Offering and the undersigned has consulted their own legal, accounting, financial, regulatory and tax advisors to the extent deemed appropriate. The undersigned further acknowledges and agrees that, although the Initial Purchaser may provide certain Regulation Best Interest and Form CRS disclosures or other related documentation to the undersigned in connection with the Offering, the Initial Purchaser is not making a recommendation to the undersigned to participate in the Offering and nothing set forth in such disclosures or documentation is intended to suggest that the Initial Purchaser is making such a recommendation.

The undersigned understands that the Company and the Initial Purchaser are relying upon this Lock-Up Agreement in proceeding toward consummation of the Public Offering. The undersigned further understands that this Lock-Up Agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors, and assigns. This Lock-Up Agreement and any claim, controversy or dispute arising under or related to this Lock-Up Agreement shall be governed by and construed in accordance with the laws of the State of New York.

[Signature Page Follows]

Very truly yours,

[Name]

[Authorized Signature]

[Title]

Exhibit B

[Pricing Term Sheet]